Exhibit 1.01

Conflict Minerals Report of Sensata Technologies Holding N.V.
in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 ("Rule 13p-1")

The reporting company is Sensata Technologies Holding N.V. and its wholly-owned subsidiaries, collectively referred to as “the Company,” “Sensata,” “we,” “our,” and “us.” Sensata is a global industrial technology company, engaged in the development, manufacture, and sale of sensors and controls. We produce a wide range of customized, innovative sensors and controls for mission-critical applications such as thermal circuit breakers in aircraft, pressure sensors in automotive systems, and bimetal current and temperature control devices in electric motors.
The Dodd-Frank Wall Street Reform and Consumer Protection Act, which was signed into law in July 2010, mandated that the U.S. Securities and Exchange Commission (the “SEC”) create rules that assess whether certain materials (Conflict Minerals, as defined below) originating in the Democratic Republic of the Congo (the “DRC”) or adjoining countries (the DRC and adjoining countries are together referred to as the “Covered Countries”) were benefiting armed groups in the area. In August 2012, the SEC issued its final rule, Rule 13p-1, on the reporting of Conflict Minerals.
Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products, and the minerals specified in Rule 13p-1 are necessary to the functionality or production of those products. The specified minerals, referred to as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite, and wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Covered Countries. Because we manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products, we are subject to the requirements of Rule 13p-1.
Reasonable Country of Origin Inquiry ("RCOI")
We have conducted in good faith an RCOI regarding the Conflict Minerals included in our products during the period from January 1, 2016 to December 31, 2016 (the "Reporting Period"), in order to determine whether any of these Conflict Minerals originated in the Covered Countries and were not from recycled or scrap sources. We believe that our RCOI is reasonably designed to determine whether any of the Conflict Minerals that are necessary to the functionality of our products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources.
Pursuant to Rule 13p-1, if a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in one of the Covered Countries, or if such registrant is unable to determine the country of origin of those Conflict Minerals, it must file a Conflict Minerals Report with the SEC describing the due diligence measures it has undertaken or will undertake regarding the source and chain of custody of these Conflict Minerals. Because our RCOI was not conclusive regarding the country of origin of the Conflict Minerals used in our products, we are providing this Conflict Minerals Report in accordance with Rule 13p-1 for the Reporting Period.
Most of our products contain at least one of the Conflict Minerals and fall under the scope of the requirements of Rule 13p-1. Therefore, this disclosure includes information on a company level, including general information for all of our products.
We utilized a third party to administer our RCOI for the Reporting Period. Our RCOI was conducted for all direct suppliers. The Conflict Free Sourcing Initiative ("CFSI") Conflict Minerals Reporting Template ("CMRT") was utilized as part of this process. The CMRT is a standardized reporting template that was developed to facilitate the transfer of information through the supply chain regarding material country of origin and smelters and refiners being utilized. It includes questions regarding a direct supplier’s conflict minerals policy, engagement with its direct suppliers, and a listing of the smelters the direct supplier and its suppliers use. In addition, the CMRT contains questions about the origin of Conflict Minerals included in the direct supplier’s products, as well as supplier due diligence.
As part of the RCOI data collection process, an initial survey was conducted to eliminate suppliers that did not supply Conflict Minerals. The remaining suppliers were requested to complete either the CMRT or an official statement disqualifying them as a supplier of Conflict Minerals. Quality inspection was performed on documents and information received from suppliers and responses were validated by reviewing the completeness of the surveys, obtaining additional responses as necessary, and resolving certain defined inconsistencies within the responses to the templates. It was also determined which smelters are validated as conflict-free as part of the CFSI's Conflict-Free Smelter Program ("CFSP"). In certain cases, as needed, our third party administrator educated our suppliers as to the importance of Conflict Minerals reporting.
All of our direct suppliers (approximately 2,500 suppliers) were surveyed. Responses were received from approximately 54% of the suppliers surveyed, representing approximately 67% of our total direct spend for the reporting period. Based on the results of our RCOI, we do not have sufficient information to allow us to make a determination as to the country of origin of the Conflict Minerals in our supply chain.
OECD due diligence procedures
Because we do not have sufficient information to allow us to make a determination as to the country of origin of the Conflict Minerals in our supply chain, we have performed due diligence on these Conflict Minerals using the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the "OECD Framework"). This due diligence process is described below.
Step 1: Establish company management systems
The purpose of Step 1 of the OECD Framework is to establish strong company management systems by developing a Conflict Minerals strategy and policy, identifying the key stakeholders (the participants who will carry out the initiative), establishing a system of controls and transparency over the supply chain, and establishing a grievance mechanism.
As part of our implementation of this phase of the OECD Framework, we have identified a team (the "Conflict Minerals Team") that includes members from business leadership, legal, finance, and operations. The Conflict Minerals Team functions to periodically review the status of our Conflict Minerals program, ensure that we are making progress towards meeting our compliance goals, and ensure the adequacy of our due diligence process in accordance with the OECD Framework. Certain members of senior management are responsible for overseeing the RCOI, due diligence, and reporting processes.
Our compliance goals include ensuring that we have adequate procedures in place to determine and document which of our products do or may include Conflict Minerals and whether any of our suppliers have sourced Conflict Minerals that have been used in the production of components supplied to us from the Covered Countries.
We utilize best-cost sourcing to the extent possible to keep our costs down. Many of our suppliers are selected in order to maintain quality and performance standards, and many must be qualified based on certain specifications with our customers, in which case customer approval may be required to change suppliers. In addition, in many cases we source our products on a sole-source basis. As a result, in certain circumstances we are limited in our ability to influence our suppliers to modify their sourcing practices or to respond to our RCOI survey requests.
However, the Conflict Minerals Team has developed a policy (the "Conflict Minerals Policy"), which states that: (1) we support the improvement of human rights in the DRC and surrounding areas; (2) we will comply with Rule 13p-1, (3) we will endeavor to direct our business, as much as practical given the constraints noted above, to suppliers who (i) have traceable supply chains, (ii) freely share their data and cooperate with us in identifying whether they have sourced Conflict Minerals from the Covered Countries, and whether any such sourcing has benefited the armed conflict in the region, and (iii) source responsibly; and (4) we will support our customers' inquiries about the source of Conflict Minerals that we use in our manufacturing with responses that are at the supplier (rather than product) level. We periodically monitor our Conflict Minerals Policy to ensure its adequacy. The Conflict Minerals Policy can be found on the "Investor Relations" page of our website at www.sensata.com.
We have a Code of Business Conduct and Ethics, which outlines expected behaviors for all of our employees. We also have a previously-established grievance mechanism (our ethics hotline), pursuant to which any of our employees may report any concerns involving Conflict Minerals. In February 2014, we added a clause in our standard terms and conditions that states that suppliers must comply with the requirements of the Conflict Minerals regulations.
Step 2: Identify and assess risks in the supply chain
The purpose of Step 2 of the OECD Framework is to identify risks in the supply chain and evaluate these risks. In our implementation of this step of the OECD Framework, we utilized a third party to survey all of our direct suppliers using the CMRT.
Our global supply chain is complex and we are many tiers removed from, and have no direct relationships with, the smelters or mining companies that may have direct knowledge of the source of the Conflict Minerals used in our products, and whether these Conflict Minerals are financing the armed conflict in the Covered Countries. As a result, we rely on our direct suppliers to provide us with information regarding the origin of any Conflict Minerals that are included in our products, including, where possible, the smelter's origin. Similarly, our suppliers may depend on their direct suppliers for this information.
As detailed above, our third party administrator received and reviewed responses from a majority of the suppliers that were surveyed. The responses received generally indicated either that the supplier was complete with its analysis and had determined that the Conflict Minerals it provides originated from conflict-free sources, or that its analysis was incomplete.
There were four responses received that indicated that the supplier was using a smelter for which a definitive conclusion as to the smelter's CFSP compliance could not be reached. Our third party administrator requested each of these suppliers to perform the following:

•	confirm whether these smelters are in fact in their supply chain and the metals are in the parts supplied to Sensata;

•	if confirmed, develop a corrective action plan based on Step 3 of the OECD Framework to mitigate the risk in the supply chain;

•	contact directly or indirectly these smelters and encourage them to participate in the CFSP;

•
if this is not possible (e.g. the suppliers cannot take actions or the smelters refused to work with CFSI), remove the smelters from the supply chain and obtain gold and/or tin from sources that are participating in the CFSP;

•	send a copy of their plan and a schedule for implementing that plan to the third party administrator; and

•	send a copy of their Conflict Minerals policy, if it is not publicly available.
Each of these suppliers indicated that they are working with their supply chain in order to either (a) communicate with the smelters directly and encourage them to participate in an independent third party audit or (b) remove the smelter from the supply chain as soon as possible if they do not become compliant. We intend to monitor the progress of these suppliers related to the above steps, and, based on our Conflict Minerals Policy, assess further action in the future for non-compliant suppliers.

Despite efforts to follow up with our suppliers, we did not receive responses from all suppliers surveyed, and the suppliers who responded showed varying levels of cooperation with our inquiries and progress in their own analyses of their supply chain.
Step 3: Design and implement a risk response strategy
The purpose of Step 3 of the OECD Framework is to respond to identified risks in order to prevent or mitigate potential adverse impacts.
As noted in Step 2 above, the CMRT was utilized to obtain information from our suppliers. One of the risks identified in the process is that our suppliers might not provide us valid or complete information, or might not provide information at all, and as a result, we might not be aware of circumstances in which certain suppliers sourced from the Covered Countries and whether such sourcing benefited the armed conflict in the region.
In order to mitigate this risk, our third party administrator reviewed templates received from surveyed suppliers for completeness and reasonableness. Completeness was assessed based on whether the supplier fully completed the "Declaration" tab of the CMRT. Responses from our surveyed suppliers were also assessed to ensure that they were reasonably reliable and did not contain certain defined inconsistencies. Follow-up was performed with the suppliers that provided an incomplete or inconsistent response.
Based on the results of our due diligence process, we do not have sufficient information to allow us to make a determination as to which of these smelters provided Conflict Minerals that were used in the production of components that we purchased, or which of these Conflict Minerals were sourced from the Covered Countries. Based on information derived from responses obtained from our suppliers and our due diligence efforts, the smelters listed in Appendix I may have been used to process necessary Conflict Minerals that were used in our products.
We used the most recent CMRT template in our responses to our customers, which provides the most up to date list of known smelters with which to cross reference the smelter listings provided by our suppliers.
Step 4: Carry out independent third-party audits of smelter/refiner due diligence process
We are not currently a member of the CFSI. However, we leverage the due diligence conducted on smelters and refiners by the CFSP. The CFSP uses independent private sector auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals used by smelters and refiners that agree to participate in the CFSP. The smelters and refiners that are found to be CFSP compliant are those for which the independent auditor has verified that the smelter’s or refiner’s Conflict Minerals either did not originate from the Covered Countries or originated from conflict-free mines in the Covered Countries.
Step 5: Report annually on supply chain due diligence
This Conflict Minerals Report and Form SD are being filed in order to comply with Step 5 of the OECD Framework.
Conclusion
We believe that the administration, design, and results of our supplier survey performed during the Reporting Period was improved from the prior year, as we utilized a third party administrator to perform much of the survey responsibilities (with oversight from our Director of Compliance), including supplier communication, follow up, and response review.
Survey responses from a majority of our direct suppliers have been received and reviewed. The responses received generally indicated either that the supplier was complete with its analysis and had determined that the Conflict Minerals it provides originated from conflict-free sources, or that its analysis was incomplete. In those cases where a supplier indicated that it could not determine whether a particular smelter was conflict free, follow up and requests for certain actions and information were made. We did not receive any responses that definitively indicated that a supplier sourced Conflict Minerals from a Covered Country and that such sourcing benefited the armed conflict in the region, but we will continue to monitor our supply chain.
During the Reporting Period, we maintained company management systems over the Conflict Minerals process, including maintaining a Conflict Minerals Policy, our ethics hotline, and our Code of Business Conduct and Ethics.
We reported on our Conflict Minerals program to our customers using the most recent CMRT template in order to ensure accuracy of the smelter listing provided.
However, based on our due diligence processes, we are not able to determine the source or country of origin of all of the Conflict Minerals that were used to manufacture our products during the Reporting Period.
Steps to take in the coming year
As our Conflict Minerals program continues into next year, we plan to take additional steps to improve our due diligence processes, including the following:

•	intensify communication and strengthen Company engagement with suppliers, and apply best practices learned during the current year due diligence processes across all of our businesses;

•
continue to work with our third party administrator to design a survey program that will improve both the percentage of direct suppliers responding to our surveys as well as the quality of their responses; and

•	continue to develop methods, structure internal management systems, implement tools, and adopt procedures that are designed to support supply chain due diligence in accordance with the OECD Framework.
This Conflict Minerals Report can be found on our website at www.sensata.com. The content on our web site is not incorporated by reference into this Conflict Minerals Report unless expressly noted.

Appendix I: Smelter List
Based on information derived from responses obtained from our suppliers and our due diligence efforts, these smelters may have been used to process necessary Conflict Minerals in our products during the Reporting Period:

Mineral	Smelter or Refiner Facility Name	Note	Location
Gold	Advanced Chemical Company		UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.		JAPAN
Gold	Al Etihad Gold Refinery DMCC	(1)	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	(2)	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)		UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	(2)	BRAZIL
Gold	Argor-Heraeus S.A.	(2)	SWITZERLAND
Gold	Asahi Pretec Corp.		JAPAN
Gold	Asahi Refining Canada Ltd.	(2)	CANADA
Gold	Asahi Refining USA Inc.		UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	(2)	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		TURKEY
Gold	AU Traders and Refiners	(1)	SOUTH AFRICA
Gold	Aurubis AG	(2)	GERMANY
Gold	Bangalore Refinery		INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	(2)	PHILIPPINES
Gold	Boliden AB	(2)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	(2)	GERMANY
Gold	Caridad	(1)	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation		CANADA
Gold	Cendres + Métaux S.A.	(1)	SWITZERLAND
Gold	Chimet S.p.A.	(2)	ITALY
Gold	Chugai Mining	(1)	JAPAN
Gold	Daejin Indus Co., Ltd.	(1)	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.		CHINA
Gold	DODUCO GmbH		GERMANY
Gold	DSC (Do Sung Corporation)	(1)	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.		JAPAN
Gold	Elemetal Refining, LLC	(2)	UNITED STATES OF AMERICA
Gold	Emirates Gold DMCC	(1)	UNITED ARAB EMIRATES
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	(1)	CHINA
Gold	Geib Refining Corporation		UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	(1)	CHINA
Gold	Guangdong Jinding Gold Limited	(1)	CHINA
Gold	Gujarat Gold Centre	(1)	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	(1)	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		CHINA
Gold	Heimerle + Meule GmbH	(2)	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	(1)	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	(1)	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.		CHINA
Gold	Ishifuku Metal Industry Co., Ltd.		JAPAN
Gold	Istanbul Gold Refinery	(2)	TURKEY
Gold	Japan Mint		JAPAN
Gold	Jiangxi Copper Co., Ltd.	(2)	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant		RUSSIAN FEDERATION
Gold	JSC Uralelectromed		RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	(1)	JAPAN

Mineral	Smelter or Refiner Facility Name	Note	Location
Gold	Kazakhmys Smelting LLC	(1)	KAZAKHSTAN
Gold	Kazzinc		KAZAKHSTAN
Gold	Kennecott Utah Copper LLC		UNITED STATES OF AMERICA
Gold	KGHM Polska Miedź Spółka Akcyjna	(1)	POLAND
Gold	Kojima Chemicals Co., Ltd.	(2)	JAPAN
Gold	Kojima Chemicals Co., Ltd.		JAPAN
Gold	Korea Zinc Co., Ltd.	(1)	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC		KYRGYZSTAN
Gold	L'azurde Company For Jewelry	(1)	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	(1)	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.		CHINA
Gold	LS-NIKKO Copper Inc.	(2)	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	(1)	CHINA
Gold	Materion		UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	(2)	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	(2)	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	(2)	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	(1)	CHINA
Gold	Metalor Technologies S.A.	(2)	SWITZERLAND
Gold	Metalor USA Refining Corporation		UNITED STATES OF AMERICA
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	(2)	MEXICO
Gold	Mitsui Mining and Smelting Co., Ltd.	(2)	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	(1)	INDIA
Gold	Morris and Watson	(1)	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant		RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	(2)	TURKEY
Gold	Navoi Mining and Metallurgical Combinat		UZBEKISTAN
Gold	Nihon Material Co., Ltd.	(2)	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	(1)	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	(2)	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	(1)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery		RUSSIAN FEDERATION
Gold	PAMP S.A.	(2)	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.		CHINA
Gold	Prioksky Plant of Non-Ferrous Metals		RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	(2)	INDONESIA
Gold	PX Précinox S.A.	(2)	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.		SOUTH AFRICA
Gold	Remondis Argentia B.V.	(1)	NETHERLANDS
Gold	Republic Metals Corporation		UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	(2)	CANADA
Gold	SAAMP	(1)	FRANCE
Gold	SAFINA A.S.	(1)	CZECH REPUBLIC
Gold	Sai Refinery	(1)	INDIA
Gold	Samduck Precious Metals	(1)	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	(1)	GERMANY
Gold	Schone Edelmetaal B.V.	(1)	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	(2)	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	(1)	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.		CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.		CHINA
Gold	Singway Technology Co., Ltd.		TAIWAN, PROVINCE OF CHINA
Gold	Smelter not listed		CHINA

Mineral	Smelter or Refiner Facility Name	Note	Location
Gold	Henan Zhongyuan Gold Refinery Co., Ltd.		CHINA
Gold	Heraeus Ltd. Hong Kong		CHINA
Gold	HwaSeong CJ Co., Ltd.	(1)	KOREA (REPUBLIC OF)
Gold	Smelter not listed		RUSSIAN FEDERATION
Gold	Smelter not listed		UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND
Gold	Sabin Metal Corp.		UNITED STATES OF AMERICA
Gold	Samwon Metals Corp.	(1)	KOREA (REPUBLIC OF)
Gold	So Accurate Group, Inc.		UNITED STATES OF AMERICA
Gold	Smelter not listed		BELGIUM
Gold	Smelter not listed		UNITED STATES OF AMERICA
Gold	Smelter not listed		CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	(2)	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.		TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	(2)	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	(2)	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.		CHINA
Gold	Tokuriki Honten Co., Ltd.		JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	(1)	CHINA
Gold	Tony Goetz NV		BELGIUM
Gold	TOO Tau-Ken-Altyn		KAZAKHSTAN
Gold	Torecom	(1)	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.		BRAZIL
Gold	Umicore Precious Metals Thailand	(2)	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining		BELGIUM
Gold	United Precious Metal Refining, Inc.		UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia		ZAMBIA
Gold	Valcambi S.A.		SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint		AUSTRALIA
Gold	WIELAND Edelmetalle GmbH		GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	(2)	JAPAN
Gold	Yokohama Metal Co., Ltd.	(2)	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.		CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation		CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	(2)	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	(2)	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	(2)	CHINA
Tantalum	D Block Metals, LLC		UNITED STATES OF AMERICA
Tantalum	Duoluoshan		CHINA
Tantalum	Exotech Inc.		UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	(2)	CHINA
Tantalum	FIR Metals & Resource Ltd.	(1)	CHINA
Tantalum	Global Advanced Metals Aizu		JAPAN
Tantalum	Global Advanced Metals Boyertown		UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	(2)	CHINA
Tantalum	H.C. Starck Co., Ltd.	(2)	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	(2)	GERMANY
Tantalum	H.C. Starck Inc.		UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	(2)	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	(2)	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	(2)	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.		UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.		CHINA

Mineral	Smelter or Refiner Facility Name	Note	Location
Tantalum	Jiangxi Tuohong New Raw Material	(1)	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	(2)	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	(2)	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	(1)	CHINA
Tantalum	KEMET Blue Metals		MEXICO
Tantalum	KEMET Blue Powder		UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.		CHINA
Tantalum	LSM Brasil S.A.	(2)	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.		INDIA
Tantalum	Mineração Taboca S.A.		BRAZIL
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.		CHINA
Tantalum	Power Resources Ltd.		MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean		UNITED STATES OF AMERICA
Tantalum	Resind Indústria e Comércio Ltda.	(1)	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.		CHINA
Tantalum	H.C. Starck GmbH Goslar		GERMANY
Tantalum	Molycorp Silmet A.S.		ESTONIA
Tantalum	Solikamsk Magnesium Works OAO	(2)	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.		JAPAN
Tantalum	Telex Metals		UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.		UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC		KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.		CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	(2)	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	(2)	CHINA
Tin	Alpha		UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	(1)	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company		VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	(1)	CHINA
Tin	China Tin Group Co., Ltd.		CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.		BRAZIL
Tin	CV Ayi Jaya	(2)	INDONESIA
Tin	CV Dua Sekawan	(1)	INDONESIA
Tin	CV Gita Pesona		INDONESIA
Tin	CV Serumpun Sebalai	(2)	INDONESIA
Tin	CV Tiga Sekawan	(1)	INDONESIA
Tin	CV United Smelting	(2)	INDONESIA
Tin	CV Venus Inti Perkasa	(2)	INDONESIA
Tin	Dowa		JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	(1)	VIET NAM
Tin	Elmet S.L.U.	(2)	SPAIN
Tin	EM Vinto		BOLIVIA (PLURINATIONAL STATE OF)
Tin	Fenix Metals		POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC		CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	(2)	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.		CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	(1)	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.		CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.		CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	(2)	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.		BRAZIL

Mineral	Smelter or Refiner Facility Name	Note	Location
Tin	Malaysia Smelting Corporation (MSC)		MALAYSIA
Tin	Melt Metais e Ligas S.A.	(2)	BRAZIL
Tin	Metallic Resources, Inc.		UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	(2)	BELGIUM
Tin	Minsur		PERU
Tin	Mitsubishi Materials Corporation		JAPAN
Tin	Modeltech Sdn Bhd		MALAYSIA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.		THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	(2)	PHILIPPINES
Tin	Operaciones Metalurgical S.A.		BOLIVIA (PLURINATIONAL STATE OF)
Tin	Phoenix Metal Ltd.		RWANDA
Tin	PT Aries Kencana Sejahtera		INDONESIA
Tin	PT Artha Cipta Langgeng		INDONESIA
Tin	PT ATD Makmur Mandiri Jaya		INDONESIA
Tin	PT Babel Inti Perkasa		INDONESIA
Tin	PT Bangka Prima Tin	(2)	INDONESIA
Tin	PT Bangka Tin Industry	(2)	INDONESIA
Tin	PT Belitung Industri Sejahtera		INDONESIA
Tin	PT Bukit Timah	(1)	INDONESIA
Tin	PT Cipta Persada Mulia	(2)	INDONESIA
Tin	PT DS Jaya Abadi	(2)	INDONESIA
Tin	PT Eunindo Usaha Mandiri	(2)	INDONESIA
Tin	PT Inti Stania Prima	(2)	INDONESIA
Tin	PT Justindo		INDONESIA
Tin	PT Karimun Mining		INDONESIA
Tin	PT Kijang Jaya Mandiri	(1)	INDONESIA
Tin	PT Lautan Harmonis Sejahtera		INDONESIA
Tin	PT Menara Cipta Mulia		INDONESIA
Tin	PT Mitra Stania Prima		INDONESIA
Tin	PT Panca Mega Persada		INDONESIA
Tin	PT Prima Timah Utama		INDONESIA
Tin	PT Refined Bangka Tin	(1)	INDONESIA
Tin	PT Sariwiguna Binasentosa		INDONESIA
Tin	PT Stanindo Inti Perkasa	(2)	INDONESIA
Tin	PT Sukses Inti Makmur		INDONESIA
Tin	PT Sumber Jaya Indah	(2)	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok		INDONESIA
Tin	PT Tinindo Inter Nusa		INDONESIA
Tin	PT Tommy Utama	(1)	INDONESIA
Tin	PT Wahana Perkit Jaya	(2)	INDONESIA
Tin	Rui Da Hung		TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.		BRAZIL
Tin	Thaisarco	(2)	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	(1)	VIET NAM
Tin	VQB Mineral and Trading Group JSC	(2)	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.		BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.		CHINA
Tin	Yunnan Tin Company Limited		CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	(2)	JAPAN
Tungsten	ACL Metais Eireli	(1)	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.		VIET NAM

Mineral	Smelter or Refiner Facility Name	Note	Location
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.		CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	(2)	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	(2)	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.		CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.		CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.		CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	(1)	CHINA
Tungsten	Global Tungsten & Powders Corp.		UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	(2)	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	(2)	CHINA
Tungsten	Hydrometallurg, JSC	(2)	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	(2)	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	(2)	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	(1)	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	(2)	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	(1)	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	(2)	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	(2)	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	(1)	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.		CHINA
Tungsten	Kennametal Fallon		UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville		UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.		CHINA
Tungsten	Moliren Ltd	(1)	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC		UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC		VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	(1)	PHILIPPINES
Tungsten	H.C. Starck Smelting GmbH & Co.KG		GERMANY
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	(1)	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.		VIET NAM
Tungsten	Unecha Refractory metals plant		RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.		VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG		AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	(1)	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.		CHINA
Tungsten	Xiamen Tungsten Co., Ltd.		CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	(1)	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.		CHINA
Notes:

(1)	Smelter is CFSP Compliant

(2)	Smelter is EICC-GeSI certified Conflict Free